EXHIBIT 23.2


                               STEVEN HOLLAND, CPA
                        3914 MURPHY CANYON RD., STE. A126
                              SAN DIEGO, CA. 92123
                                 (619) 279-1640


I have prepared the attached audited financial statements for Innovative Medical Services for the fiscal years ended July 31, 1999 contained in the Company's annual report on Form 10-ksb for the fiscal year ended July 31, 1998 and do hereby consent to their inclusion with the company's amendment no. 1 to the registration statement on Form S-3 filed on July 9, 2001 and to the reference to me in the Experts section of the Prospectus contained in the Registration Statement.


/s/STEVEN HOLLAND
-----------------
Steven Holland, CPA


July 9, 2001